Exhibit 99.1

     CITADEL
SECURITY SOFTWARE

PRESS RELEASE

Contact:     Steve Solomon                           Ed Lewis
             Citadel Security Software Inc.          CEOcast, Inc.
             (214) 750-2454                          (212) 732-4300
             ssolomon@citadel.com                    elewis@ceocast.com


          CITADEL SECURITY SOFTWARE REPORTS SECOND QUARTER 2005 RESULTS

      Company Reiterates Fiscal 2005 Revenue Outlook of $18 to $20 Million

DALLAS, TX -- AUGUST 8, 2005 - Citadel Security Software Inc. (NASDAQ:CDSS), a leader in enterprise vulnerability management and policy enforcement solutions, today announced financial results for its second quarter ended June 30, 2005. Revenue for the three months ended June 30, 2005 was $2,693,301 compared to
$3,443,799 for the same period in 2004.   The Company reported a net loss to
common shareholders of $5,465,394, or $0.18 loss per share, compared to $2,064,357, or $0.07 loss per share in the 2004 second quarter. The net loss to common shareholders for the second quarter of 2005 included non-cash costs related to the issuance of warrants in connection with the May, 2005 financing and the accretion of the fair value of the Series A Convertible Preferred Stock beneficial conversion feature of approximately $336,000.

For the six months ended June 30, 2005, the Company had revenue of $4,433,227 compared to $5,765,914 for the first six months of 2004. For the six months ended June 30, 2005, the Company had a net loss to common shareholders of $10,718,612, or $0.36 loss per share. The net loss to common shareholders for the six months ended June 30, 2005 included non-cash costs related to the issuance of warrants in connection with the May, 2005 financing and the accretion of the fair value of the Series A Convertible Preferred Stock beneficial conversion feature of approximately $398,000 . For the first six months of 2004, the net loss to common shareholders was $3,784,950, or $0.13 loss per share, respectively.

"We have begun to see the tangible results from our broadened Compliance and Remediation product strategy which provides customers with the opportunity to license our solutions on a modular basis. We expect that this strategy will result in shortened sales cycles with the opportunity to further expand the staged deployment of our solution within our customers' organizations," said Steven B. Solomon, CEO of Citadel Security Software Inc. "While we continue to remain excited by the larger enterprise-wide opportunities within Fortune 500 companies that are in our commercial pipeline, we believe that by targeting multiple smaller orders from many of our commercial customers, that we can shorten the sales cycle and generate a recurring stream of license fees, support maintenance and professional services. We believe this strategy will continue to benefit the Company as demonstrated by the recent announcement of orders received from several leading financial institutions. We are encouraged by the recent adoption of Hercules within the financial services sector and believe that this sector represents a large source of sales opportunities for Citadel."

"In the second quarter we launched CitadelSecure, our reseller and alliance partner program. As of today, we have signed 13 selected resellers and alliance partners. In addition to their current service offerings of IT audit and security assessment, these partners are now able to offer Hercules based policy compliance, enforcement and remediation services as well as reselling Citadel's full product offering. These new business partners are being or have been trained to license the Hercules Security Appliance and Hercules Enterprise
Software.   We are already collaborating with some of these partners to close existing sales opportunities in the sales pipeline. It is expected that these new sales strategies will increase product distribution through the channel and broaden our market coverage."

"We are pleased that our largest customers have demonstrated their commitment to our technology through their placement of follow-on orders for products, professional services and support contracts. Feedback from our customers and respected industry analysts support our position that Hercules continues to be the broadest and most advanced Policy Compliance, Enforcement and Remediation solution on the market."

Highlights of the second quarter included:

     - GROWING ORDERS AND PIPELINE FROM THE COMMERCIAL SECTOR. Key commercial orders were received from two of the top financial services providers in the U.S. Citadel provided security architecture services to one of the world's largest financial services firms and delivered its award-winning Hercules(R) software and support services to a leading servicer of U.S. pension plans and mutual funds.

     - FIRST SALE OF SECURITY APPLIANCE. The Company began shipping its first Hercules Security Appliance in June 2005 with the first appliance implemented by a regional east coast bank. The Security Appliance is a key element in Citadel's strategy to offer its product on a component basis.

     - $11.0 MILLION FINANCING COMMITMENT. The Company entered into a private placement of up to $11.0 million of Series B preferred stock of which it has received $7.0 million. An option to sell an additional $4.0 million preferred stock is available to the Company based upon the achievement of certain business milestones.

     - LAUNCH OF HERCULES 4.0. Citadel announced the general availability of Hercules 4.0 which provides organizations with significant new enhancements to help manage their security needs, including the release of the modules Hercules Compliance Manager, Hercules Remediation Manager and Enterprise Reporting. These components are now also available on the Hercules Security Appliance, a preconfigured hardware appliance designed for the small to medium business market, giving organizations a simple, reliable and affordable way to begin securing their networks.

     - NEW PRICING MODEL. Citadel's unique Security-On-Demand pricing model allows users to pay for compliance audits and remediation actions as they are performed, further minimizing upfront expenditures. Pricing for the Hercules 4.0 components was also available under perpetual and subscription based pricing.

     - INTRODUCTION OF A DAILY SECURITY NEWS SERVICE. The Company introduced the Citadel 2 Minute Warning, which provides up-to-the-date threat alerts, recommended actions to thwart attacks, and headline news in a radio-style broadcast. This free subscription service enables network security professionals to stay abreast of new vulnerabilities and quickly develop plans to mitigate risk and maintain security compliance.

     - INCLUSION OF HERCULES IN VULNERABILITY MANAGEMENT CATEGORY BY LEADING GOVERNMENTAL AGENCY. Hercules was selected for inclusion in the initial release of the National Institute for Standards and Technology
          (NIST) Security Configuration Checklist for IT Products in the vulnerability management category. The Computer Security Division of NIST in the United States Department of Commerce, in collaboration with the United States Department of Homeland Security, created the Security Configuration Checklist for IT Products to assist federal agencies with identifying proven products that meet the group's stringent security configuration guidelines.

Financial Outlook:

Based on current sales pipeline activity, the Company expects additional contracts to be finalized with corporate and government agency customers for Hercules products and services in both the third and fourth quarters. The Company is also in various stages of business discussions and/or contract negotiations with several third parties in the outsourced managed services or security consulting markets to offer Hercules compliance and remediation functionality to their end-user customers on a subscription or usage based license and expects that these arrangements will begin to provide the Company with another source of ratable and recurring revenue and cash flow during the fourth quarter of 2005 and continuing into 2006.

Based on these expectations, the Company continues to expect revenue for fiscal 2005 in a range of $18.0 million and $20.0 million. The Company, however, does not expect to provide quarterly guidance for the remainder of 2005 as revenue is still expected to be concentrated in several large transactions and, therefore, the timing of the revenue is difficult to forecast on a quarterly basis.

Mr. Solomon and Richard Connelly, CFO will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call (800) 591-6945 when calling within the United States or (617) 614-4911 when calling internationally. Please reference Conference I.D. Number 31812377. This call is being webcast by CCBN and will be available from the Investor Relations section of the Company's corporate website or by going directly to http://www.citadel.com/2q05webcast.asp and via replay beginning two hours after
--------------------------------------
the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to


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
both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or
                                                      ----------------------
by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
                               --------------------

Please refer to the Unaudited Financial Tables following this release for the details and comparisons to prior periods for the numbers reported above.


ABOUT CITADEL
Citadel Security Software delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the Department of Defense, at the Veterans Administration, and within other government and commercial organizations. For more information on Citadel, visit www.citadel.com, or call
                                                      ---------------
888-8CITADEL.

Safe Harbor/Forward-looking Statements:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the economic and geopolitical environment; changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects; the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the Company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the Company's industry; the effects of inflation; changes in laws and regulations; changes in the Company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the Company; labor disputes; the Company's ability to attract and retain qualified personnel; and adjustments to the amounts presented in the unaudited financial tables as a result of the completion of the audit process. For a discussion of these and other risk factors, see the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company's business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.

UNAUDITED FINANCIAL TABLES
--------------------------

                              CITADEL SECURITY SOFTWARE INC.
                                      BALANCE SHEETS

                                                            June 30,       December 31,
                                                              2005             2004
                                                         ---------------  ---------------
                                     ASSETS
                                     ------
CURRENT ASSETS
  Cash and cash equivalents                              $    3,765,355   $    9,838,154
  Accounts receivable-trade, less allowance
    of $209,000                                               1,122,651          615,749
  Prepaid expenses and other current assets                   1,104,596        1,466,354
                                                         ---------------  ---------------
  Total current assets                                        5,992,602       11,920,257

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $1,583,318 and $726,444                                  6,003,550        6,356,362
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $5,438,341
  and $4,433,065                                              4,749,994        4,048,452
OTHER ASSETS                                                    101,097           83,439
                                                         ---------------  ---------------
  TOTAL ASSETS                                           $   16,847,243   $   22,408,510
                                                         ===============  ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
  Current portion of long-term debt                      $    1,372,727   $    1,327,273
  Accounts payable and accrued expenses                       2,393,697        3,040,665
  Accrued compensation and payroll tax obligations            1,041,153        1,413,670
  Preferred stock dividends payable                              81,250          187,500
  Current portion of deferred revenue                         2,016,765        2,462,851
                                                         ---------------  ---------------
  Total current liabilities                                   6,905,592        8,431,959

LONG-TERM DEBT, LESS CURRENT PORTION                          1,303,030        1,989,393
DEFERRED REVENUE, LESS CURRENT PORTION                          466,926          480,172
OTHER NON-CURRENT LIABILITIES                                   662,190          714,466


PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized;
    Series A Convertible Preferred Stock 15,000 shares
      issued and outstanding at December 31, 2004 and
      June 30, 2005, liquidation preference
      of $15,081,250                                         10,550,131       10,701,847
    Series B Convertible Preferred Stock 7,000 shares
      issued and outstanding at June 30, 2005,
      liquidation preference of $7,000,000                    5,698,336                -
COMMON STOCK, $.01 par value per share;
  50,000,000 shares authorized; 30,005,730 and
  29,845,730 shares issued and outstanding                      300,057          298,457
ADDITIONAL PAID-IN CAPITAL                                   45,469,352       44,248,609
ACCUMULATED DEFICIT                                         (54,508,371)     (44,456,393)
                                                         ---------------  ---------------
  Total Stockholders' Equity                                  7,509,505       10,792,520
                                                         ---------------  ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   16,847,243   $   22,408,510
                                                         ===============  ===============


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

                                     CITADEL SECURITY SOFTWARE INC.
                                   UNAUDITED STATEMENTS OF OPERATIONS

                                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                                          JUNE 30,                        JUNE 30,
                                                    2005            2004            2005            2004
                                               --------------  --------------  --------------  --------------
Revenue
  License fees                                 $     613,418   $   2,922,243   $     807,276   $   4,742,078
  Customer support services                        1,200,499         521,556       2,361,010         987,759
  Professional services                              879,384               -       1,264,941          36,077
                                               --------------  --------------  --------------  --------------
    Total revenue                                  2,693,301       3,443,799       4,433,227       5,765,914

Costs of revenue
  Software amortization                              520,717         261,757       1,005,276         451,723
  Customer support services costs                    421,077         320,795         882,259         603,256
  Professional services costs                        188,875               -         313,134          20,204
  Shipping and other costs                            26,970             309          34,320           5,175
                                               --------------  --------------  --------------  --------------
    Total costs of revenue                         1,157,639         582,861       2,234,989       1,080,358

Operating expenses
  Selling, general and administrative expense      5,401,818       4,004,826      10,272,412       6,946,290
  Product development expense                        701,216         566,935       1,044,060         957,100
  Depreciation expense                               438,559         138,262         856,874         241,518
                                               --------------  --------------  --------------  --------------
    Total operating expenses                       6,541,593       4,710,023      12,173,346       8,144,908
                                               --------------  --------------  --------------  --------------
    Operating loss                                (5,005,931)     (1,849,085)     (9,975,108)     (3,459,352)

Interest income                                       21,698          45,091          47,125          72,011
Interest expense                                     (63,569)        (18,322)       (123,995)        (25,275)
Other income expense                                       -           7,001               -           9,919
                                               --------------  --------------  --------------  --------------
Loss before income taxes                          (5,047,802)     (1,815,315)    (10,051,978)     (3,402,697)
Provision for income taxes                                 -               -               -               -
                                               --------------  --------------  --------------  --------------
Net loss                                          (5,047,802)     (1,815,315)    (10,051,978)     (3,402,697)
Preferred stock dividends                            (81,250)       (187,500)       (268,750)       (289,940)
Fair value adjustment for exchanged warrants        (274,800)              -        (274,800)              -
Accretion of preferred stock beneficial
  conversion feature                                 (61,542)        (61,542)       (123,084)        (92,313)
                                               --------------  --------------  --------------  --------------
Net loss to common shareholders                $  (5,465,394)  $  (2,064,357)  $ (10,718,612)  $  (3,784,950)
                                               ==============  ==============  ==============  ==============

Net loss per share to common shareholders
  - basic and diluted                          $       (0.18)  $       (0.07)  $       (0.36)  $       (0.13)
                                               ==============  ==============  ==============  ==============

Weighted average common shares outstanding -
  basic and diluted                               29,877,708      29,467,112      29,861,807      28,944,399
                                               ==============  ==============  ==============  ==============

                            CITADEL SECURITY SOFTWARE INC.
                          UNAUDITED STATEMENTS OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                            2005            2004
                                                       --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $ (10,051,978)  $  (3,402,697)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                        1,862,150         693,241
      Provision for returns, allowances and bad debts              -          59,176
      Amortization of debt issue costs                        13,659           4,013
      Common stock issued for services                        88,000               -
        Changes in operating assets and liabilities
        Accounts receivable-trade                           (506,902)     (1,632,281)
        Prepaid expenses and other current assets            361,759        (727,853)
        Other assets                                               -          (6,202)
        Accounts payable and accrued expenses                    276          55,628
        Accrued compensation and payroll
          tax obligations                                   (372,517)        791,212
        Deferred revenue                                    (459,332)     (1,244,132)
                                                       --------------  --------------
      NET CASH USED IN OPERATING ACTIVITIES               (9,064,885)     (5,409,895)

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                 (1,203,583)       (910,261)
      Capitalized software development costs              (1,706,818)     (1,774,902)
                                                       --------------  --------------
      NET CASH USED IN INVESTING ACTIVITIES               (2,910,401)     (2,685,163)

CASH FLOWS FROM FINANCING ACTIVITIES
      Net proceeds from issuance of preferred stock
        and warrants                                       6,902,396      13,797,283
      Net borrowings(repayments) on long-term debt          (640,909)        797,576
      Debt issuance costs                                          -         (26,396)
      Net proceeds from the exercise of warrants                   -          11,100
      Net proceeds from exercise of employee
        stock options                                         16,000          66,624
      Payments on notes and advances from
        related parties                                            -         (16,903)
      Preferred stock dividends paid                        (375,000)       (102,439)
                                                       --------------  --------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES            5,902,487      14,526,845
                                                       --------------  --------------
      Net increase in cash and cash equivalents           (6,072,799)      6,431,787
      Cash and cash equivalents at the beginning
        of the period                                      9,838,154       5,092,161
                                                       --------------  --------------
      Cash and cash equivalents at the end
        of the period                                  $   3,765,355   $  11,523,948
                                                       ==============  ==============

                         CITADEL SECURITY SOFTWARE INC.
                 UNAUDITED STATEMENTS OF CASH FLOWS (continued)

                                                         SIX MONTHS ENDED
                                                              JUNE 30,
                                                        2005           2004
                                                   --------------  -------------
Non-cash financing items:
  Preferred stock dividends accrued                 $      81,250  $     187,500
                                                   ==============  =============
  Beneficial conversion feature of
    convertible preferred stock                     $           -  $     984,649
                                                   ==============  =============
  Accretion of beneficial conversion feature
    of convertible preferred stock                  $     123,084  $      92,313
                                                   ==============  =============
  Fair value of warrants issued in connection with
    sale of preferred stock                         $   1,204,060  $   2,326,184
                                                   ==============  =============
  Fair value adjustment of exchanged warrants       $     274,800  $           -
                                                   ==============  =============
  Issuance of common stock through exercise of
    exchange right by officer                       $           -  $      15,000
                                                   ==============  =============
  Fair value of warrants issued in conjunction
    with long term debt
    recorded as deferred financing costs            $      31,317  $      45,838
                                                   ==============  =============

                              End of Press Release


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